Exhibit 99.1

FOR IMMEDIATE RELEASE

Empery Digital Provides Additional Information Regarding Capital Needs and Go-Forward Capital Allocation Strategy

LOI Tenant to Fund All Data Center Build Out & Operating Costs

No Equity Issuances Anticipated at or Near Current Share Price Levels

Company Expects to Continue to Allocate Capital Towards Similar Hyperscaler-Anchored Opportunities

AUSTIN, Texas--(BUSINESS WIRE)--Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today provided additional information regarding the capital needs associated with its investment in the Midwest facility to be converted into a state-of-the-art AI data center. Empery Digital’s funding obligations are limited to the $65 million required to close its 25% ownership in the private entity that is acquiring the Midwest facility. Pursuant to the terms of the non-binding LOI, which outlines the expected triple net lease arrangement, the data center build-out costs, power usage and operating costs will be funded solely by the potential tenant.

•	Empery Digital currently has the capital required to fund the $65 million investment from its balance sheet and does not intend to issue equity at or near current share price levels. The Company believes that its current net asset value meaningfully exceeds its current market valuation, and that the incremental value associated with the investment in a hyperscaler-anchored property materially increases that valuation gap.

•	Empery Digital intends to continue allocating capital to similar opportunities that it believes deliver significant value to all shareholders. The Company still holds bitcoin but does not currently plan to accumulate more bitcoin and may sell bitcoin to fund this and similar future opportunities.

"This investment is a noteworthy opportunity that we believe creates real, lasting value for shareholders because it doesn't require us to go back to the market for additional capital as the tenant bears the full costs of the data center build out, power-usage and operations," said Ryan Lane, Co-Chief Executive Officer of Empery Digital. "Going forward, we plan to continue to allocate capital to similar hyperscaler-anchored opportunities that we believe significantly enhances our balance sheet and delivers maximum value for all shareholders over the long term."

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Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “intend,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters, which include, without limitation, the expected capital needs associated with the conversion of the Midwest facility into a data center, the Company completing the investment in the private entity purchasing the Midwest facility and the timing thereof; the conversion of the Midwest facility into a state-of-the-art AI data center property and the potential for the Midwest data center facility to increase its power capacity; the private entity executing a definitive triple net lease with the same or similar terms to the LOI; the Company’s belief as to the value associated with the Company’s investment in the Midwest facility; the Company’s plans for future hyperscaler-anchored opportunities; the Company’s plans for future capital allocation; the Company’s plans with respect to its bitcoin holdings and investments; and statements relating to the Company’s ability to create long-term value for shareholders. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; reduced demand for data centers or decreases in information technology spending; increased competition or available supply of data center capacity; delays or disruptions in connectivity or availability of power; deterioration in the relationship between the Company and Hunt Properties or the potential tenant; risks relating to the Company’s operations and business, including the highly volatile nature of the price of bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other information the Company has or may file with the U.S. Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contacts

Empery Digital Contacts
For Sales: sales@emperydigital.com

For Investors: investors@emperydigital.com
For Marketing: marketing@emperydigital.com

For Media: Nicholas Leasure / Jacqueline Zuhse: teamemperydigital@reevemark.com

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